EXECUTION COPY

THIRD AMENDED AGREEMENT

AND TEMPORARY WAIVER AND DEFERRAL

THIS THIRD AMENDED AGREEMENT AND TEMPORARY WAIVER AND DEFERRAL (this "Agreement"), dated as of November 19, 2003, is by and among BMC Industries, Inc., a Minnesota corporation ("Borrower"), the several banks and other financial institutions set forth on the signature pages hereto in their capacities as lenders under the Credit Agreement (as defined below), DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly named Bankers Trust Company), as Agent for the Lenders (in such capacity, the "Agent") and as a Lender, and Bank One, NA, as Documentation Agent and a Lender.

WHEREAS, Borrower, Lenders and Agent are parties to that certain Third Amended and Restated Credit Agreement dated as of September 27, 2002 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement"), pursuant to which Lenders have provided to Borrower credit facilities and other financial accommodations;

WHEREAS, Borrower, Lenders and Agent executed an Agreement and Temporary Waiver dated as of June 30, 2003 as amended by that certain First Amended Agreement and Temporary Waiver dated as of July 15, 2003 and as further amended by that certain Second Amended Agreement and Temporary Waiver dated as of September 15, 2003 (the "Original Waiver Agreement");

WHEREAS, Borrower, Lenders and Agent executed a Temporary Deferral Agreement dated as of July 30, 2003 (the "July Deferral Agreement");

WHEREAS, Borrower, Lenders and Agent executed another Temporary Deferral Agreement dated as of August 28, 2003 (the "August Deferral Agreement" and together with the July Deferral Agreement, the "Deferral Agreements");

WHEREAS, Borrower has requested that Agent and Lenders (i) amend the Original Waiver Agreement and temporarily waive for an additional time period certain Unmatured Events of Default and Events of Default that exist under the Credit Agreement as set forth herein; (ii) continue to defer certain payments of interest coming due or already due and unpaid under the Credit Agreement; and (iii) make certain amendments to the Credit Agreement, in each case as set forth herein, and Lenders and Agent are agreeable to the same, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1.               Defined Terms.  Terms capitalized herein and not otherwise defined herein are used with the meanings ascribed to such terms in the Credit Agreement.

        2.               Amendment of Credit Agreement. The Credit Agreement is hereby amended, effective as of the Effective Date, as follows:

            (a)             Section 1.1of the Credit Agreement is hereby amended by deleting the definition of "Asset Disposition" and replacing it with the following new definition thereof:

        "Asset Disposition": any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of shares of Capital Stock of a Subsidiary of Borrower (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by Borrower or any of its Subsidiaries the fair market value of which, as determined in good faith by the board of directors of Borrower or such Subsidiary, as the case may be, exceeds $250,000 (other than a disposition by a Subsidiary to Borrower or by Borrower or a Subsidiary to a Wholly-Owned Subsidiary); provided, however, to the extent that the fair market value of any such shares, property or other assets exceeds $250,000, 100% of the Net Sale Proceeds (including amounts below $250,000) of the sale of such shares, property or other assets shall be applied to the Loans in the manner set forth in Section 4.3(c); provided, further, (i) any sale of real estate located in Azusa, California by Vision-Ease Lens, Inc. or any of its Subsidiaries shall be considered an Asset Disposition with 100% of the Net Sale Proceeds thereof applied to the Loans in the manner set forth in Section 4.3(c); and (ii) any sale or disposition pursuant to the BMG Harvesting Plan shall be considered an Asset Disposition with 100% of the Net Sale Proceeds applied in the manner contemplated by the BMG Harvesting Payment Schedule.  The foregoing notwithstanding, Borrower shall not be required to prepay any proceeds from the September Optical Lens Equipment Sale.

            b)            Section 1.1 of the Credit Agreement is hereby further amended by adding the following new definitions in appropriate alphabetical order therein:

                        "BMG Business" means the business conducted by the Borrower and its Subsidiaries consisting of the Buckbee-Mears group and the related facilities.

                        "BMG Harvesting Payment Schedule" means the payment schedule attached as Annex B to the Third Amended Agreement.

                        "BMG Harvesting Plan": means the liquidation of the BMG Business by the Borrower and its Subsidiaries in the manner described in the Plan delivered to the Agent and Lenders on October 22, 2003.

                        "Third Amended Agreement" means that certain Third Amended Agreement and Temporary Waiver dated as of November 19, 2003 among the Borrower, the Agent and the Lenders.

            (c)             Subsection 4.3(c) of the Credit Agreement is hereby amended by adding the following new language immediately at the end thereof:

                        "Notwithstanding anything else in this subsection 4.3(c) to the contrary, the Net Sale Proceeds of the BMG Harvesting Plan shall be applied in the manner set forth in the BMG Harvesting Payment Schedule with any amounts which are to be applied to the Loans pursuant thereto to be applied as a mandatory prepayment as provided in Section 4.4."

            (d)            Section 4.4 of the Credit Agreement is hereby amended by (i) adding the language "(with a permanent reduction in the Revolving Commitment)" immediately following the phrase "Revolving Loans" where it first appears therein and (ii) adding the following language immediately at the end thereof:

                        "Notwithstanding anything else herein to the contrary, to the extent any mandatory prepayment is required pursuant to the terms hereof at a time during which any interest on the Loans remains due and unpaid, the amount of such mandatory prepayment shall be applied first to such unpaid interest on a pro rata basis to all of the Facilities and thereafter in the manner specified by this Section 4.4."

            (e)             A new Section 7.17 shall hereby be added to the Credit Agreement to read as follows:

                        "7.17   BMG Harvesting Plan.  (a)     The Borrower agrees to liquidate inventory and accounts receivable in the manner contemplated by the BMG Harvesting Plan and agrees that the Lenders may retain that percentage of the cash from such liquidations as set forth in the BMG Harvesting Payment Schedule and Borrower further agrees to deliver to the Agent and Lenders by no later than Tuesday of each week payment for the liquidations as of such prior week along with a certificate signed by a Responsible Officer of Borrower (x) demonstrating (i) the current BMG accounts receivable rollforward calculation; and (ii) the current BMG inventory rollforward calculation and (y) explaining any differences between actual BMG accounts receivable and inventory as of such date and the BMG Harvesting Plan projections for such date, in each case in form and substance satisfactory to the Agent;

                        (b)       The Borrower shall, on or before December 15, 2003, deliver to Agent and Lenders, in form and substance satisfactory to the Agent and Lenders, weekly projections of the accounts receivable, inventory and fixed assets for the BMG Business for the month of January, 2004;

                        (c)       The outstanding inventory balance for the BMG Business as of any date following the effectiveness of the Third Amended Agreement until December 30, 2003 shall not exceed $9,000,000 and thereafter shall be less than $8,500,000. "

             (f)              A new Section 7.18 shall hereby be added to the Credit Agreement to read as follows:

                        "7.18   Restructuring Advisor Agreements.  The Borrower hereby agrees that (i) it shall not amend or modify in any manner any of its agreements with Realization Services, Inc. or Chanin Capital Partners (or in each case with any Affiliate thereof) without the prior written consent of the Agent; and (ii) it shall not enter into any agreement with any investment bank or other similar advisor with respect to the restructuring of the Borrower and its Subsidiaries without the prior written consent of the Agent."

            (g)             Section 8.7 of the Credit Agreement is hereby deleted in its entirety and replaced with the following new Section 8.7:

                        "8.7     Sales of Assets and Subsidiary Stock. Convey, sell, lease or otherwise dispose of all or any part of the property or assets of Borrower or any Subsidiary of Borrower except for (i) sales or dispositions of assets for fair market value (as determined by the board of directors of Borrower), provided that the net cash proceeds of such sales or dispositions, when aggregated with all other such sales or dispositions occurring on or after November 19, 2003 do not exceed $250,000; (ii) sales or dispositions of assets contemplated by the BMG Harvesting Plan provided that the Net Sale Proceeds thereof are paid directly by the purchasers thereof to the Agent; and (iii) the sale for fair market value (as determined by the board of directors of Borrower) of the owned real property located in Azusa, California provided that the Net Sale Proceeds thereof are paid directly by the purchaser to the Agent; provided, however, that the Net Sale Proceeds of any sale or disposition permitted under clauses (i) or (iii) above are applied in the manner required by Section 4.3(c) and any sale or disposition permitted by clause (ii) above is applied in the manner required by the BMG Harvesting Payment Schedule."

            (h)       On the "Effective Date" of the Third Amended Agreement (as defined in Section 5 thereof), the Total Revolving Commitment shall be reduced to $31,000,000 and the Revolving Commitments of each Lender will be proportionately reduced to the amounts specified on the new Schedule 2.1(b) attached as Annex C to the Third Amended Agreement.

        3.               Temporary Waiver and Deferral.  (a) Subject to the conditions set forth in Section 5 hereof, Agent and Lenders hereby (i) temporarily waive during the Waiver and Deferral Period (as defined below) any Event of Default or Unmatured Event of Default under Section 9.1 of the Credit Agreement arising out of the Borrower's failure (A) to make the Scheduled Term A Repayments and Scheduled Term B Repayments due June 30, 2003,  September 30, 2003 and December 31, 2003, (B) to make the payment required by Section 3.2(d) of the Credit Agreement on July 1, 2003, (C) to comply with Sections 8.1(a), (b) and (c) of the Credit Agreement for the fiscal quarters of Borrower ended June 30, 2003, September 30, 2003 and December 31, 2003, (D) to comply with Sections 7.4, 7.5, 8.4, 8.6 and 8.7 of the Credit Agreement solely with respect to Vision-Ease France SAS, Buckbee-Mears Hungary Kft., Buckbee-Mears Deutschland Holding GmbH & Co. KG and its wholly-owned subsidiaries, Buckbee-Mears Europe GmbH and Vision-Ease Deutschland GmbH, (E) to comply with Section 4.3(a); and (F) the failure to timely deliver financial and other reports and certificates for the months ended July 31, 2003, August 31, 2003 and September 30, 2003 as required by Sections 7.1(c), 7.2(b) and 7.2(h) of the Credit Agreement (each of the matters in clauses (A), (B) (C), (D), (E) and (F) being, the "Disclosed Defaults") and (ii) temporarily waive during the Waiver and Deferral Period the application of the Default Rate with respect to the Disclosed Defaults.

            (b)      Subject to the conditions set forth in Section 5 hereof, Agent and Lenders hereby temporarily defer during the Waiver and Deferral Period (as defined below) the interest payments due and owing by the Borrower on each of the dates set forth on Annex A to this Agreement (the "Temporary Interest Deferral") provided that all such interest payments shall be immediately due and owing in full upon the last day of the Waiver and Deferral Period.

        For purposes of this Agreement, "Waiver and Deferral Period" means the period commencing on the Effective Date and terminating on the earliest of (a) January 13, 2004; and (b) the occurrence of an Additional Default (as defined below) under the Loan Documents.

            (c)       Nothing herein shall limit or restrict in any way the rights and remedies of Agent or any Lender with respect to any Unmatured Event of Default or Event of Default other than the Events of Default which would exist absent this Agreement (collectively, the "Additional Defaults" and, individually, each an "Additional Default").

Upon the termination of the Waiver and Deferral Period as provided above, Agent and Lenders shall be fully entitled to exercise any rights or remedies they may have under the Credit Agreement, the Loan Documents or applicable law.  Nothing herein shall limit or restrict in any way the rights and remedies of Agent or any Lender with respect to any Unmatured Event of Default or Event of Default other than a Disclosed Default (collectively, the "Additional Defaults" and, individually, each an "Additional Default").

            (d)       Notwithstanding the waiver of the Disclosed Defaults pursuant to this Agreement or anything else in this Agreement or in the Credit Agreement to the contrary, the Borrower hereby acknowledges and agrees that during the Waiver and Deferral Period no Revolving Lender shall be obligated to make Revolving Loans pursuant to the terms and conditions of the Credit Agreement.

            (e)       BORROWER EXPRESSLY ACKNOWLEDGES AND AGREES THAT THE WAIVERS AND DEFERRALS SET FORTH IN THIS SECTION 3 ARE EFFECTIVE ONLY DURING THE WAIVER AND DEFERRAL PERIOD AND THAT, AFTER THE TERMINATION OF THE WAIVER AND DEFERRAL PERIOD, THE CREDIT AGREEMENT WILL BE IN MATERIAL DEFAULT AND AGENT AND LENDERS WILL BE FULLY ENTITLED IMMEDIATELY TO EXERCISE THEIR RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT, THE LOAN DOCUMENTS OR APPLICABLE LAW WITHOUT REGARD TO ANY MATTERS TRANSPIRING DURING THE WAIVER AND DEFERRAL PERIOD OR THE FINANCIAL CONDITION OR PROSPECTS OF  BORROWER AND ITS SUBSIDIARIES.  BORROWER UNDERSTANDS THAT AGENT AND LENDERS ARE EXPRESSLY RELYING ON THE TERMS OF THIS SECTION 3(e) AND WOULD NOT HAVE ENTERED INTO THIS AGREEMENT BUT FOR BORROWER'S ACKNOWLEDGMENT AND AGREEMENT IN THIS SECTION 3(e).

        4.               Representations and Warranties.  In order to induce Agent and Lenders to enter into this Agreement, Borrower hereby represents and warrants to Agent and Lenders, in each case after giving effect to this Agreement, as follows:

            (a)             Borrower has the right, power and capacity and has been duly authorized and empowered by all requisite corporate and shareholder action to enter into, execute, deliver and perform this Agreement and all agreements, documents and instruments executed and delivered pursuant to this Agreement.

            (b)            This Agreement constitutes Borrower's legal, valid and binding obligation, enforceable against it, except as enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law or otherwise).

            (c)             The representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects at and as of the Effective Date as though made on and as of the Effective Date (except to the extent specifically made with regard to a particular date, in which case such representation and warranty is true and correct in all material respects as of such earlier date).

            (d)            Borrower's execution, delivery and performance of this Agreement do not and will not violate its Articles or Certificate of Incorporation or By-laws, any law, rule, regulation, order, writ, judgment, decree or award applicable to it or any contractual provision (except as otherwise expressly waived hereby) to which it is a party or to which it or any of its property is subject.

            (e)             No authorization or approval or other action by, and no notice to or filing or registration with, any governmental authority or regulatory body (other than those which have been obtained and are in force and effect) is required in connection with the execution, delivery and performance by Borrower or any other Credit Party of this Agreement and all agreements, documents and instruments executed and delivered pursuant to this Agreement.

            (f)              Other than the Disclosed Defaults, no Event of Default or Unmatured Event of Default exists under the Credit Agreement.

        5.               Conditions to Effectiveness of Agreement. This Agreement shall become effective on the date (the "Effective Date") each of the following conditions precedent is satisfied:

            (a)             Execution and Delivery of Agreement. Borrower, Agent and each Lender shall have executed and delivered this Agreement to the Agent.

            (b)            Execution and Delivery of Loan Documents.  Agent shall have received each of the following documents, all of which shall be satisfactory in form and substance to Agent and its counsel:

                    (1)            A certificate of a Responsible Officer of Borrower in the form of Exhibit A attached hereto;

                    (2)            A Reaffirmation of Guaranty executed by a Responsible Officer of each Subsidiary Guarantor in the form of Exhibit B attached hereto.

            (c)             Representations and Warranties.  The representations and warranties of the Borrower and the other Credit Parties contained in this Agreement, the Credit Agreement and the other Loan Documents shall be true and correct in all material respects as of the Effective Date, with the same effect as though made on such date, except to the extent that any such representation or warranty relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

            (d)            No Defaults. Other than the Disclosed Defaults, no Unmatured Event of Default or Event of Default under the Credit Agreement shall have occurred and be continuing.

        6.               Miscellaneous. The parties hereto hereby further agree as follows:

            (a)             Costs, Expenses and Taxes.  Borrower hereby agrees to pay all reasonable fees, costs and expenses of Agent incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of Winston & Strawn, counsel to Agent.

            (b)            Counterparts.  This Agreement may be executed in one or more counterparts any of which may be a facsimile, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart, and it shall not be necessary in making proof of this Agreement to produce more than one (1) such counterpart.

            (c)             Headings.  Headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

            (d)            Integration.  This Agreement and the Credit Agreement (as modified hereby) constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

            (e)             Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES).

            (f)              Binding Effect.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by Borrower, Agent and Lenders and their respective successors and assigns.  Except as expressly set forth to the contrary herein, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than Borrower, Agent and the Lenders and their respective successors and permitted assigns.

            (g)             Agreement.  The parties hereto agree and acknowledge that nothing contained in this Agreement in any manner or respect limits or terminates any of the provisions of the Credit Agreement or any of the other Loan Documents other than as expressly set forth herein and further agree and acknowledge that the Credit Agreement and each of the other Loan Documents remain and continue in full force and effect and are hereby ratified and confirmed.  Except to the extent expressly set forth herein, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any rights, power or remedy of Lenders or Agent under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.  No delay on the part of any Lender or Agent in exercising any of their respective rights, remedies, powers and privileges under the Credit Agreement or any of the Loan Documents or partial or single exercise thereof, shall constitute a waiver thereof.  Borrower acknowledges and agrees that this Agreement constitutes a "Loan Document" for purposes of the Credit Agreement, including, without limitation, Sections 9.1 and 11.1 of the Credit Agreement.  None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner, whatsoever, except in accordance with Section 11.1 of the Credit Agreement.

            (h)       Release of Claims.  Borrower hereby represents and warrants that there are no liabilities, claims, suits, debts, losses, causes of action, demands, rights, damages or costs, or expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent (collectively, the "Claims"), which Borrower may have or claim to have against Agent or any Lender, or any of their respective affiliates, agents, employees, officers, directors, representatives, attorneys, successors, or assigns (collectively, the "Lender Released Parties"), which might arise out of or be connected with any act of commission or omission of the Lender Released Parties existing or occurring on or prior to the date of this Agreement, including without limitation any Claims arising with respect to the Credit Agreement or any Loan Documents.  Borrower hereby releases, acquits, and forever discharges the Lender Released Parties from any and all Claims that Borrower may have or claim to have, relating to or arising out of or in connection with the Credit Agreement or any Loan Documents or any other agreement or transaction contemplated thereby or any action taken in connection therewith from the beginning of time up to and including the date of the execution and delivery of this Agreement.  Borrower further agrees forever to refrain from commencing, instituting, or prosecuting any lawsuit, action, or other proceeding against any Lender Released Parties with respect to any and all Claims.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

BMC INDUSTRIES, INC.

By:  /s/C. E. Petersen

Name:  C. E. Petersen

Title:   Senior Vice President and Chief Financial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS, in its individual capacity and as Agent

By:  /s/Clark G. Peterson

Name: Clark G. Peterson

Title: Vice President

BANK ONE, NA (Main Office Chicago)

 individually as a Lender and as documentation agent

By: /s/Henry W. Howe

Name: Henry W. Howe

Title:  Assistant Vice President

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION (f/k/a Norwest Bank Minnesota, National Association)

By:  /s/Scott J. Manookin

Name:  Scott J. Manookin

Title:  Vice President

HARRIS TRUST AND SAVINGS BANK

By:  /s/Lawrence A. Mizera

Name:  Lawrence A. Mizera

Title:  Vice President

CREDIT AGRICOLE INDOSUEZ

By:  /s/Leo von Reissig

Name:  Leo von Reissig

Title:  Vice President

By:  /s/Kathleen M. Sweeney

Name:  Kathleen M. Sweeney

Title:  Vice President

WACHOVIA BANK, N.A.

By:  /s/Melissa McDonald

Name:  Melissa McDonald

Title:  Vice President

UNION BANK OF CALIFORNIA, N.A.

By:  /s/Jeffrey Mumm

Name:  Jeffrey Mumm

Title:  Vice President

U.S. BANK NATIONAL ASSOCIATION

By:  /s/David Kopolow

Name:  David Kopolow

Title:  Senior Vice President

EXHIBIT A

CERTIFICATE OF OFFICER

        I, the undersigned, Chief Financial Officer and Secretary of BMC Industries, Inc., a Minnesota corporation (the "Borrower"), in accordance with Section 5(b) of that certain Third Amended Agreement and Temporary Waiver and Deferral dated as of November 19, 2003 (the "Agreement") among  the Borrower, Deutsche Bank Trust Company Americas, as Agent and the financial institutions party to the Credit Agreement (as defined in the Agreement), do hereby certify on behalf of Borrower, the following:

1.         The representations and warranties set forth in Section 4 of the Agreement are true and correct in all material respects as of the date hereof except to the extent such representations and warranties are expressly made as of a specified date in which event such representations and warranties were true and correct in all material respects as of such specified date;

2.         Other than the Disclosed Defaults, no Event of Default or Unmatured Event of Default has occurred and is continuing; and

3.         The conditions of Section 5 of the Agreement have been fully satisfied.

Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Agreement.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered on behalf of Borrower this Certificate of Officer on this 19th day of November, 2003.

BMC INDUSTRIES, INC. By: /s/C. E. Petersen Name: C. E. Petersen Title: Senior Vice President and Chief Financial Officer

EXHIBIT B

REAFFIRMATION OF GUARANTY

    Each of the undersigned acknowledges receipt of a copy of the Third Amended Agreement and Temporary Waiver and Deferral (the "Agreement").  Capitalized terms used herein shall, unless otherwise defined herein, have the meanings provided in the Credit Agreement, as such term is defined in the Agreement.  Each of the undersigned hereby consents to such Agreement and each of the transactions referenced in the Agreement and hereby reaffirms its obligations under the Subsidiary Guarantee Agreement.

Dated as of November 19, 2003.

                                                                                VISION-EASE LENS, INC.,

                                                                                as Guarantor

                                                                        By: /s/C. E. Petersen

                                                                        Name: C. E. Petersen

                                                                        Title: SVP, CFO

                                                                                VISION-EASE LENS AZUSA, LLC,

                                                                                as Guarantor

                                                                        By:  /s/C. E. Petersen

                                                                        Name:  C. E. Petersen

                                                                        Title: SVP, CFO

ANNEX A

INTEREST PAYMENTS

BMC Industries

Interest Payment Date  *                      Facility*                      Interest Due*

October 16, 2003	Revolver	$41,145.83

October 31, 2003	Revolver	$21,258.68

October 31, 2003	Term A	$287,570.17

October 31, 2003	Term B	$216,882.84

November 10, 2003	Revolver	$49,786.46

November 17, 2003	Revolver	$43,888.89

November 28, 2003	Revolver	$19,201.39

November 28, 2003	Term A	$259,740.80

November 28, 2003	Term B	$195,894.18

December 10, 2003	Revolver	$45,260.42

December 17, 2003	Revolver	$41,145.83

*Interest payments due on Interest Payment Dates arising during the period from December 18, 2003 through the end of the Waiver and Deferral Period shall also be deferred and this Annex A will be deemed updated as information with respect to such payments becomes available.

ANNEX B

BMG HARVESTING PAYMENT SCHEDULE

For the time period 11/15 -12/31/03, 65% of cash generated from the collection of accounts receivable shall be retained by the Lenders and applied to the Loans on a weekly basis in the manner set forth in Section 4.4 of the Credit Agreement.

For the period 1/01/04 - 1/15/04, the percentage of collected accounts receivable retained by the Lenders and applied to the Loans on a weekly basis will be revised based on the weekly projections of accounts receivable, inventory and fixed assets as required under section 2(e)(b) of this waiver.  The revised percentage will be agreed upon by Agent and Borrower no later than 12/19/03.

100% of the Net Sale Proceeds from any sale of fixed assets or other personal property of the BMG Business shall be applied to the Loans in the manner set forth in Section 4.4 of the Credit Agreement.

ANNEX C

Schedule 2.1(b)

REVOLVING COMMITMENTS

Name of Lender	Revolving Commitment
Deutsche Bank Trust Company of Americas	$ 6,136,363.64
Bank One, NA	$ 6,136,363.64
U.S. Bank National Association	$ 5,840,909.09
Wells Fargo Bank Minnesota, National Association	$ 3,727,272.73
Harris Trust and Savings Bank	$ 2,613,636.36
Credit Agricole Indosuez	$ 2,477,272.73
Wachovia Bank, N.A.	$ 2,227,272.73
Union Bank of California, N.A.	$ 1,840,909.09
Total	$ 31,000,000.000